Exhibit 10.01

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of March 30, 2015, is executed by and among EQT Gathering, LLC, a Delaware limited liability company (“Assignor”), EQT Midstream Partners, LP, a Delaware limited partnership (“Assignee”), and MVP Holdco, LLC, a Delaware limited liability company (the “Company”).

WITNESSETH

WHEREAS, Assignor owns 100% of the membership interests in the Company (the “Company Interests”); and

WHEREAS, Assignor desires to transfer and assign to Assignee, and Assignee desires to accept and assume from Assignor, the Company Interests.

NOW, THEREFORE, in consideration of the premises, the terms and provisions contained herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Assignment of Company Interests. Assignor hereby contributes, conveys, assigns, transfers and delivers all of the Company Interests to Assignee and its successors and assigns, such that, from and after the date hereof, the Assignee shall have all of the rights and benefits of the Assignor in respect of the Company Interests.

2.Assumption. The Company, Assignor and Assignee hereby agree that, immediately upon the consummation of the contribution, conveyance, assignment, transfer and delivery of the Company Interests pursuant to paragraph 1 above, Assignee is admitted as the sole member of the Company. In addition, the Company agrees to take all reasonably necessary steps to record, as of the date hereof, the ownership by Assignee of the Company Interests in the membership records of the Company. Assignee hereby accepts the Company Interests from Assignor, and Assignee hereby assumes the obligations and liabilities of Assignor arising under the Company Interests from and after the date hereof and agrees to perform and observe all of the terms, covenants, and conditions to which Assignor is bound with respect to its ownership of the Company Interests.

3.Reimbursement of Capital Contributions. In connection with the execution of this Agreement, Assignee shall reimburse Assignor for 100% of the capital contributions (in cash or otherwise) made by Assignor to the Company as of the date hereof.

4.Further Assurances. Each of the parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate and proceed diligently and in good faith to evidence, confirm and give full effect to the purposes of this Agreement and the rights and powers herein granted.

5.Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.

6.Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware applicable to contracts to be performed therein, without regard to any conflicts of law provisions thereof that would cause the laws of any other jurisdiction to apply.

7.Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.Amendments. This Agreement may not be amended other than by a written instrument signed by each of the parties hereto.

9.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR:

EQT GATHERING, LLC

By:     /s/ Randall L. Crawford
Name: Randall L. Crawford
Title: President

ASSIGNEE:

EQT MIDSTREAM PARTNERS, LP

By:     EQT Midstream Services, LLC
its general partner

By:     /s/ Randall L. Crawford
Name:    Randall L. Crawford
Title: Executive Vice President and Chief Operating
Officer

COMPANY:

MVP HOLDCO, LLC

By:     /s/ Randall L. Crawford
Name: Randall L. Crawford
Title: President

Signature Page to Assignment and Assumption Agreement